UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 17, 2008
Desert Capital REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

0-51344	20-0495883

(Commission File Number)	(IRS Employer Identification No.)

1291 Galleria Drive, Suite 200, Henderson, Nevada	89014

(Address of Principal Executive Offices)	(Zip Code)
(800) 419-2855

(Registrant’s Telephone Number, Including Area Code)
NONE.

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          Effective June 17, 2008, G. Steven Dawson resigned as the Chief Financial Officer of Desert Capital REIT, Inc. (the “Company”). Mr. Dawson continues to serve as a director of the Company. Mr. Dawson will continue in his capacity as Managing Director of Sandstone Equity Investors, LLC, the Company’s external Advisor.
          Effective June 17, 2008, the Company appointed Stacy M. Riffe, one of its directors, as its Chief Financial Officer. Simultaneous with her appointment, Ms. Riffe resigned from the Company’s audit committee. She will continue to serve as a director of the Company. Ms. Riffe was elected to the Company’s board of directors in September 2007. From February 2007 through May 2008, she was the senior vice president of UDR, Inc., a NYSE-listed multi-family real estate investment trust, where she managed corporate tax and risk management and was the Corporate Compliance Officer. Additionally, she served as chief financial officer of UDR’s taxable REIT subsidiary, RE3. From September 2005 through October 2006, Ms. Riffe served as chief financial officer and secretary of Sunset Financial Resources, Inc., a NYSE-listed mortgage REIT, and was appointed interim chief executive officer to complete the merger of Sunset Financial Resources with Alesco Financial Inc. From 2002 until 2005, Ms. Riffe held the position of chief financial officer and secretary for U.S. Restaurant Properties Inc., an equity REIT that owned and leased properties to restaurants and convenience stores operators, where she was responsible for capital markets, corporate governance, SEC reporting and tax compliance. In February 2005, U.S. Restaurant Properties merged with CNL Restaurant Properties to form Trustreet Properties. Ms. Riffe earned a Bachelor of Business Administration degree in Accounting from the University of Texas at Arlington. Ms. Riffe is 42 years old.
          In connection with her appointment as the Chief Financial Officer of the Company, Ms. Riffe became an employee of Sandstone Equity Investors, LLC (“Sandstone”), the Company’s external advisor, and entered into an employment agreement with Sandstone for a term of three years that automatically renews for one-year terms unless notice of non-renewal is given by either party at least 90 days prior to the expiration of the renewal term. The employment agreement provides that she may also provide services to Sandstone’s subsidiaries and affiliates, such as the Company.
          The employment agreement provides for a base salary, participation in bonus and incentive plans, participation in employee benefit plans and programs, reimbursement of business expenses, reimbursement of certain travel expenses, and a car allowance.
          The employment agreement provides that it may be terminated by Sandstone for “cause,” defined as (i) willful and material breach of the agreement; (ii) act of fraud or dishonesty with respect to Sandstone’s or its affiliates’ business, (iii) conviction of a felony or a crime which may reflect negatively on Sandstone’s reputation or business, (iv) acts attempting to secure personal profit not fully disclosed to and approved by the Company’s board of directors and/or Sandstone in connection with any transaction entered into on behalf of Sandstone or an affiliate, (v) conduct which constitutes a breach of fiduciary duty or duty of loyalty owed to Sandstone, (vi) violation of certain provisions of the employment agreement, or (vii) violation of federal or state securities or employment laws.
          If the employment agreement is terminated by Sandstone for cause, Sandstone has no further obligations thereunder.
          Sandstone may terminate the employment agreement without cause on 30 days notice. If Sandstone terminates the agreement without cause and Ms. Riffe signs a general release, she will be entitled to receive severance payments equal to 12 months of base salary, less applicable taxes, and will be entitled to continue in Sandstone’s medical or health insurance or benefit plans for 6 months after the termination. If Ms. Riffe violates certain provisions of the employment agreement during this severance period, Sandstone’s severance obligations will terminate and expire.

          Ms. Riffe has the right to voluntarily terminate her employment for any reason and in the event she terminates her employment for any reason other than “good reason,” Sandstone has no further obligations under the employment agreement.
          Ms. Riffe also has the right to terminate the employment agreement for “good reason.” Such a termination will entitle her to receive severance payments equal to 12 months of base salary, less applicable taxes, and to continue in Sandstone’s medical or health insurance or benefit plans for 6 months after the termination, provided she signs a general release. If Ms. Riffe violates certain provisions of the employment agreement during this severance period, Sandstone’s severance obligations will terminate and expire. “Good reason” means (i) a reduction by Sandstone without Ms. Riffe’s consent in her position, duties, responsibilities or status that represents a substantial adverse change; (ii) a reduction by Sandstone of Ms. Riffe’s base salary; or (iii) Sandstone’s requiring Ms. Riffe to relocate her employment more than 50 miles from the location of her principal office, without her consent.
          Upon termination due to Ms. Riffe’s death, Sandstone will make payments to her estate equal to 3 months of base salary, less applicable taxes. Upon termination due to Ms. Riffe’s disability, Sandstone will make payments to her equal to 6 months of base salary, less applicable taxes.
          If, within six months before and six months after a change of control of Sandstone, Ms. Riffe’s employment with Sandstone is terminated without cause by Sandstone or is terminated for good reason by Ms. Riffe, then Sandstone will pay to her as severance an amount in cash equal to 1.5 times Ms. Riffe’s base salary, based on the salary as of the date of the termination, less applicable taxes, in a lump sum payment within 20 business days of the termination, and permit her to continue in Sandstone’s medical or health insurance or benefit plans for 6 months after the date of the termination, provided she executes a general release. If Ms. Riffe violates certain provisions of the employment agreement during this severance period, Sandstone’s severance obligations will terminate and expire.
          Ms. Riffe has also agreed not to compete in (i) the origination and/or servicing of mortgage loans as conducted by Consolidated Mortgage, or (ii) in the investment in 12 to 18 month, first and second lien mortgage loans (consisting of acquisition and development loans and construction loans to developers and builders of residential and commercial property) as conducted by Desert Capital REIT, or in any other business activities of Sandstone at that time, during the term of her employment and for a period of one year following the termination of her employment agreement. Ms. Riffe has also agreed that during the time of her employment, and for one year thereafter, she will not solicit any employee of Sandstone to terminate his or her employment or solicit any party with a business relationship with Sandstone to alter his or her relationship with Sandstone.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 23, 2008

DESERT CAPITAL REIT, INC.
By:	/s/ Todd B. Parriott
Todd B. Parriott
Chief Executive Officer